UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2021

Commission File Number	Exact name of registrant as specified in its charter, state of incorporation, address of principal executive offices, telephone	I.R.S. Employer Identification Number

1-16305	PUGET ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-1969407

1-4393	PUGET SOUND ENERGY, INC. A Washington Corporation 355 110th Ave NE Bellevue, Washington 98004 425-454-6363	91-0374630

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors and Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of its ongoing succession planning efforts, on May 19, 2021, Puget Sound Energy, Inc. and Puget Energy, Inc. (together, the “Companies”) announced that Kazi Hasan has been appointed to serve as Senior Vice President and Chief Financial Officer (“CFO”) of the Companies, replacing Daniel A. Doyle, the Companies’ Senior Vice President and CFO. Mr. Hasan will report to Mary E. Kipp, the Company’s President and Chief Executive Officer. It is anticipated that Mr. Hasan will begin his service on June 28, 2021, at which time Mr. Doyle will voluntarily step down from his position as CFO, and will continue as a Senior Vice President reporting to Ms. Kipp on strategic matters related to the Companies’ next five-year plan.

Mr. Hasan, who is 50, previously served as the Chief Financial Officer of Cleco Corporate Holdings LLC and Cleco Power LLC, a role he held since October 2018. Prior to this, Mr. Hasan served as Chief Risk Officer of The AES Corporation, from 2014 to 2018; Chief Financial Officer of AES Asia Pacific Region from 2012 to 2014; and Managing Director of Corporate Finance and Assistant Treasurer from 2007 to 2012. Mr. Hasan earned a bachelor of engineering degree in electrical and electronics from the Bangladesh University of Engineering and Technology; a master’s degree of business administration from Dhaka University; and an executive master’s degree from Georgetown University, McDonough School of Business.

In connection with his appointment as Senior Vice President and Chief Financial Officer, the Boards of Directors of the Companies, upon the recommendation of the Compensation and Leadership Development Committees, approved a compensation package for Mr. Hasan that includes the following components:

•	Annual base salary of $510,000;

•	Eligibility for an annual incentive payment equal to 65% of annual base salary for performance at target (prorated for full months of service as CFO);

•	Eligibility for a long-term incentive payment of $125,000 for performance at target during the 2019-2021 performance cycle;

•	Eligibility for a long-term incentive payment of $375,000 for performance at target during the 2020-2022 performance cycle; and

•	Eligibility for a long-term incentive payment of $750,000 for performance at target during the 2021-2023 performance cycle.

In addition, Mr. Hasan will receive a hiring bonus in the amount of $100,000 (“Hiring Bonus”), which will be paid within 30 days following Mr. Hasan’s start date. In the event Mr. Hasan resigns or is terminated for cause (as defined in the letter agreement between the Companies and Mr. Hasan) within 24 months of payment, Mr. Hasan will be required to reimburse the Companies for the full amount of the Hiring Bonus.

Further, Mr. Hasan will be eligible to receive additional bonuses provided that he is actively employed at the time of each payment:

•	$270,000 payable in March 2022, offset by any annual incentive amount paid for 2021 performance based on the annual incentive eligibility described above;

•	$250,000 payable in March 2022; and

•	$250,000 payable in March 2023.

Mr. Hasan will also be eligible to participate in the Companies’ health care, retirement and other benefit plans. The Companies will also reimburse Mr. Hasan for certain relocation expenses with a payment of $175,000, with a gross-up amount to help offset applicable taxes.

This Current Report on Form 8-K includes forward-looking statements, which are statements of expectations, beliefs, plans, objectives and assumptions of future events. Words or phrases such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “future,” “intends,” “may,” “might,” “plans,” “potential,” “predicts,” “projects,” “should,” “will likely result,” “will continue” or similar expressions are intended to identify certain of these forward-looking statements and may be included in discussion of, among other things, our future expectations. Forward-looking statements reflect current expectations and involve risks and uncertainties that could cause actual outcomes to differ materially from those expressed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PUGET ENERGY, INC.

PUGET SOUND ENERGY, INC.

Dated: May 19, 2021	By:	/s/ Steve R. Secrist
	Name:	Steve R. Secrist
	Title:	Senior Vice President, General Counsel and Chief Ethics and Compliance Officer